SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 19, 2009

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           (1)           On November 19, 2009, Bryon T. McGregor was appointed as Chief Financial Officer of Pacific Ethanol, Inc. (the “Company”), effective immediately.  Mr. McGregor was formerly the Interim Chief Financial Officer, and was and remains the principal financial and accounting officer, of the Company.

(2)           Bryon T. McGregor, 46, served as Vice President, Finance at Pacific Ethanol from September 2008 until his appointment as Interim Chief Financial Officer in April 2009.  Prior to joining Pacific Ethanol, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London, England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003.  Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001.  Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989.  Mr. McGregor has a B.S. degree in Business Management from Brigham Young University with an emphasis in International Finance and a minor in Japanese.

(3)           (A)           Amended and Restated Executive Employment Agreement effective as of November 25, 2009 between Pacific Ethanol, Inc. and Bryon T. McGregor

On November 25, 2009, the Company entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with Bryon T. McGregor (“Executive”) in connection with the appointment of Executive as Chief Financial Officer of the Company.  The Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Executive is to receive a base salary of $240,000 per year and is eligible to receive an annual discretionary cash bonus of up to 50% of his base salary, to be paid based upon performance criteria set by the board of directors.

The Employment Agreement provides for at-will employment.

Upon termination by the Company without cause, resignation by Executive for good reason or termination of Executive in the event of a disability, Executive is entitled to receive (i) severance equal to twelve months of base salary, (ii) continued health insurance coverage for twelve months and, (iii) if Executive has been employed for one full year or longer, accelerated vesting of 25% of all shares or options subject to any equity awards granted to Executive prior to Executive’s termination which are unvested as of the date of termination.  Notwithstanding the foregoing, if Executive is terminated without cause or resigns with good reason within three months before or twelve months after a change in control, Executive is entitled to receive (a) severance equal to eighteen months of base salary, (b) continued health insurance coverage for eighteen months, and (c) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Executive prior to Executive’s termination that are unvested as of the date of termination.

A “disability” will be deemed to exist if, by reason of physical or mental incapacity, Executive is prevented from performing his duties and Executive satisfies all requirements necessary to receive benefits under the Company’s long-term disability plan due to a total disability.

The term “for good reason” is defined in the Employment Agreement as (i) the assignment to Executive of any duties or responsibilities that result in the material diminution of Executive’s authority, duties or responsibility, (ii) a material reduction by the Company in Executive’s annual base salary, except to the extent the base salaries of all other executive officers of the Company are accordingly reduced, (iii) a relocation of Executive’s place of work, or the Company’s principal executive offices if Executive’s principal office is at such offices, to a location that increases Executive’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by the Company of any material provision of the Employment Agreement.

The term “cause” is defined in the Employment Agreement as (i) Executive’s indictment or conviction of any felony or of any crime involving dishonesty; or (ii) Executive’s participation in any fraud or other act of willful misconduct against the Company; or (iii) Executive’s refusal to comply with any lawful directive of the Company; (iv) Executive’s material breach of Executive’s fiduciary, statutory, contractual, or common law duties to the Company; or (v) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, the Company shall, within twenty days after the discovery of such event, provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten business days to cure such event.

A “change in control” of the Company is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing a majority of the combined voting power of the Company, (ii) there is a merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) all or substantially all of the Company’s assets are sold.

(B)           Indemnity Agreement dated as of April 21, 2009 between Pacific Ethanol, Inc. and Bryon T. McGregor

The Company entered into an Indemnity Agreement dated as of April 21, 2009 with Bryon T. McGregor (“Indemnitee”) in connection with the appointment of Indemnitee as Interim Chief Financial Officer of the Company.  Indemnitee’s appointment as Interim Chief Financial Officer is effective as of April 21, 2009.  The Indemnity Agreement is included as Exhibit 10.4 to this Current Report on Form 8-K.

Under the Indemnity Agreement, the Company has agreed to indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law if (a) Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, or (b) if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor against any and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any such proceeding.

The indemnification obligations of the Company set forth in the preceding paragraph are subject to the following exceptions:  (a) the Company shall not be obligated to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law; (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled; (b) the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under the Indemnity Agreement or under any other agreement, provision in the Company’s Bylaws or Certificate of Incorporation or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law; (c) the Company shall not be obligated to indemnify Indemnitee for any amounts paid in settlement of a proceeding effected without the Company’s written consent; and (d) the Company shall not be obligated to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the Securities and Exchange Commission under the Act.

“Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under the Indemnity Agreement, the Delaware General Corporation Law or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines or penalties actually levied against Indemnitee for such individual’s violations of law. The term “expenses” shall also include reasonable compensation for time spent by Indemnitee for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

If Indemnitee requests the Company to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee.  Upon assumption of the defense by the Company, the Company shall not be liable to Indemnitee for any fees of counsel subsequently incurred by Indemnity with respect to the same proceeding.

In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee’s defense in any such proceeding; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any subsidiary, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(d)           Not applicable.

(e)           The disclosures included in Item 5.02(c)(3) above are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.  Not applicable.

(b)           Pro forma financial information.  Not applicable.

(c)           Shell company transactions.  Not applicable.

(d)           Exhibits.

Number	Description

10.1	Amended and Restated Executive Employment Agreement effective as of November 25, 2009 by and between Pacific Ethanol, Inc. and Bryon T. McGregor (*)

10.2	Indemnity Agreement dated as of April 21, 2009 by and between Pacific Ethanol, Inc. and Bryon T. McGregor (**)
_______________
*	Filed herewith
**	Filed as an exhibit to the Registrant’s current report on Form 8-K for April 21, 2009 filed with the Securities and Exchange Commission on April 22, 2009 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009	PACIFIC ETHANOL, INC.

	By:	/s/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Amended and Restated Executive Employment Agreement effective as of November 25, 2009 by and between Pacific Ethanol, Inc. and Bryon T. McGregor